As filed with the Securities and Exchange Commission on February 4, 1997
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        BIO FLORESCENT TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

          Nevada                                                  87-0485320
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

7373 N. Scottsdale Road, Suite D-222, Scottsdale, Arizona           85253
    (Address of Principal Executive Offices)                      (Zip Code)


                            1996 Stock Incentive Plan
                            (Full title of the plan)

                                 Jan J. Olivier
                                    President
                      7373 N. Scottsdale Road, Suite D-222
                            Scottsdale, Arizona 85253
                     (Name and address of agent for service)

                                 (602) 596-0269
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                            Squire, Sanders & Dempsey
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4046

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    PROPOSED        PROPOSED
        TITLE OF                    MAXIMUM         MAXIMUM
       SECURITIES       AMOUNT      OFFERING       AGGREGATE          AMOUNT OF
          TO BE         TO BE        PRICE         OFFERING         REGISTRATION
       REGISTERED     REGISTERED   PER SHARE *      PRICE *              FEE
       ----------     ----------   -----------     ---------        ------------
Common Stock,         2,600,000       $.42         $1,092,000           $331
$.001 par value
----------
*   Estimated  solely  for  the  purpose  of  calculating  the  amount  of  the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the bid and asked prices for shares of Common Stock on January 27, 1997.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 1995; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Article VIII of the Company's Bylaws eliminates the personal liability of directors of the Company for violation of their fiduciary duty of care. In addition, Article VIII of the Company's Bylaws also requires indemnification of directors and officers of the Company to the full extent permitted by Nevada law for claims against them in their official capacities.

              Section 78.751 of the Nevada General Corporation Law, as amended, applies to the Company and provides for the indemnification of officers and directors in specified instances. It permits a corporation, pursuant to a bylaw provision or in an indemnity contract, to pay an officer's or director's litigation expenses in advance of a proceeding's final disposition, and provides that rights arising under an indemnity agreement or bylaw provision may continue as to a person who has ceased to be a director or officer.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.       EXHIBITS.

              Exhibit Index located at Page 6.

Item 9.       UNDERTAKINGS.

              (a)     The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)
(3)of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and the State of Arizona, on January 30, 1997.

                                      BIO FLORESCENT TECHNOLOGIES, INC.
                                      a Nevada corporation

                                      By   /s/ Jan J Olivier
                                        -------------------------------
                                           Jan J. Olivier
                                           President

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints A. Richard Bullock and Jan J. Olivier, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                  Title                  Date
---------                                  -----                  ----

/s/ Jan J. Olivier          President; Chief Executive          January 30, 1997
------------------------    Officer; Director
Jan J. Olivier
/s/ A. Richard Bullock      Secretary/Treasurer                 January 30, 1997
------------------------    (Principal Financial and
A. Richard Bullock           Accounting Officer); Director

/s/ Ray A. Triphan          Vice President; Assistant           January 30, 1997
------------------------    Secretary; Director
Ray A. Triphan

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION               METHOD OF FILING
-------                          -----------               ----------------
   4     1996 Stock Incentive Plan                                 *
   5     Form of opinion rendered by Squire, Sanders &             *
         Dempsey, counsel for the Registrant (including
         consent)
  24.1   Consent of Accountants                                    *
  24.2   Consent of Counsel                                  See Exhibit 5
   25    Powers of Attorney                               See Signature Page
-------

*  Filed herewith